Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (1) Registration Statement No. 333-256044 and 333-263151 on Form S-8 and (2) Registration Statement No. 333-254836 on Post-Effective Amendment No. 1 to Form S-1 on Form S-3 of our reports dated February 28, 2022 relating to the financial statements of Butterfly Network, Inc. and the effectiveness of Butterfly Network, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K/A for the year ended December 31, 2021.

/s/Deloitte & Touche

New York, New York

March 25, 2022